STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (this “Agreement”), made as of March 21, 2006 (the “Grant Date”), by and between Energy Infrastructure Acquisition Corp., a Delaware corporation (the “Company”), and George Sagredos, an individual (the “Optionee”):

W I T N E S S E T H:

WHEREAS, the Company is in the process of effecting a proposed initial public offering of units (the “IPO”), as further described in the Company’s Registration Statement on Form S-1 (Reg. No. 333-131648); and

                WHEREAS, the Optionee is the President and Chief Operating Officer of the Company and, in consideration of his continued services for the Company, the Company wishes to grant options to purchase common stock of the Company to the Optionee, which shall be effective upon consummation of the IPO, and such options which shall vest in accordance with the vesting schedule set forth herein.

THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the validity and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Grant of Option. Subject to the terms and conditions of this Agreement, the Company hereby grants to the Optionee the right (the “Option”) to purchase all or any part of an aggregate of 3,000,000 shares of common stock of the Company, par value $.0001 per share (“Common Stock”) with the grant of such Option to be effective concurrent with the closing of the IPO.

2. Vesting Schedule. Following the effectiveness of the grant of the Option, it shall vest (i.e., become exercisable) in four equal quarterly installments of 750,000 shares, with the first installment vesting on the date of expiration of the three-month period immediately following the consummation of a business combination (the “Initial Vesting Date”). Each vested installment thereafter shall be deemed a “Vesting Date”.

3. Exercise Price. The price of each share of Common Stock purchased pursuant to this Option shall be U.S. $.01 (the “Exercise Price”).

4. Exercise of Option.

(a) The Optionee may exercise the Option, in whole or in part, with respect to any whole number of vested shares of Common Stock subject to the Option (the “Underlying Shares”). The Optionee shall exercise the Option by giving the Company written notice, in a form prescribed by the Company. Such notice shall specify the number of shares of Common Stock to be purchased.

(i)
In the event the Option is exercised for cash, then such notice shall be accompanied by payment, in cash or certified check or by official bank check, of an amount equal to the Option exercise price per share of Common Stock, multiplied by the number of shares of Common Stock as to which the Option is being exercised.

(ii)
In the event the Option is to be exercised by means of a "cashless exercise" in which the Optionee shall be entitled to receive a certificate for the number of Underlying Shares equal to the quotient obtained by dividing [(A-B)*(X)] by (A), where:

(A) = the last sale price on the trading day immediately preceding the date of such notice to the Company;

(B) =   the Exercise Price of this Option, as adjusted; and

(X) =  the number of Underlying Shares issuable upon exercise of this Option in accordance with the terms of this
           Option by means of a cash exercise rather than a cashless exercise.

5. Delivery of Common Stock Certificate. Subject to Section 6, as soon as practicable after receipt of the notice and payment referred to in Section 4 above, the Company shall deliver to the Optionee a certificate or certificates for such Underlying Shares (such date, the “Issuance Date”); provided, however, that the time of such delivery may be postponed by the Company for such period of time as the Company may require for compliance with any law, rule or regulation applicable to the issuance or transfer of Underlying Shares. The certificate or certificates representing the shares as to which the Option has been exercised shall bear an appropriate legend setting forth any restrictions applicable to such shares of Common Stock.

6. Conditions to Common Stock Issuance. Prior to or concurrently with delivery by the Company to the Optionee of a certificate(s) representing such shares of Common Stock, the Optionee shall (i) if applicable, upon notification of the amount due, promptly pay or cause to be paid, in cash, any amount necessary to satisfy any tax requirements (or otherwise satisfy such requirements in a manner satisfactory to the Company), (ii) give assurance, satisfactory to the Company, that he will hold, and refrain from any transfer or sale of the Underlying Shares from their respective Issuance Date until the six-month anniversary of such respective Issuance Date, and (iii) give assurance, satisfactory to the Company. that such Underlying Shares are being purchased for investment and not with a view toward the distribution thereof other than in compliance with the registration provisions of the Securities Act of 1933, as amended (the “Securities Act”) or any exemption therefrom, and the Optionee shall give such other assurance and take such other action as the Company shall require to secure compliance with any law, rule or regulation applicable to the issuance of shares of Common Stock.

7. Termination of Option. This Option and all rights of the Optionee to purchase shares of Common Stock hereunder shall terminate on the fifth anniversary of the respective Underlying Shares as of their respective Vesting Date (the “Expiration Date”) unless terminated earlier in accordance with the terms hereof.

8. Early Termination of Option. In the event that the Optionee shall no longer be an employee of the Company (i) to the extent that, pursuant to Section 2 of this Agreement, the Option is not vested as of the date of such termination, the Option shall expire, and (ii) to the extent that, pursuant to Section 2 of this Agreement, the Option is vested as of the date of such termination, the Option shall continue to be exercisable until the Expiration Date.

9. Certain Adjustments.

(a) In the event that the Company or the division, subsidiary or other affiliated entity for which the Optionee performs services is sold (including a stock or an asset sale), spun off, merged, consolidated, reorganized or liquidated, the Board may determine that (i) the Option shall be assumed, or a substantially equivalent Option shall be substituted, by an acquiring or succeeding entity (or an affiliate thereof) on such terms as the Board determines to be appropriate; (ii) upon written notice to the Optionee, provide that the Option shall terminate immediately prior to the consummation of the transaction unless exercised by the Optionee within a specified period following the date of the notice; (iii) in the event of a sale or similar transaction under the terms of which holders of Common Stock receive a payment for each share of Common Stock surrendered in the transaction (the “Sales Price”), make or provide for a payment to each Optionee equal to the amount by which (A) the Sales Price times the number of shares of Common Stock subject to the Option (to the extent such Option is then exercisable) exceeds (B) the aggregate exercise price for all such shares of Common Stock; or (iv) may make such other equitable adjustments as the Board deems appropriate.

(b) In the event of any stock dividend or split, recapitalization, combination, exchange or similar change affecting the Common Stock, the Board shall make any or all of the following adjustments as it deems appropriate to equitably reflect such event: (i) adjust the Exercise Price to be paid for any or all shares subject to this Agreement, (ii) adjust the number of shares of Common Stock (or such other security as is designated by the Board) subject to this Agreement and (iii) make any other equitable adjustments or take such other equitable action as the Board, in its discretion, shall deem appropriate.

(c) Any and all adjustments or actions taken by the Board pursuant to this Section shall be conclusive and binding for all purposes.

(d) In the event that the Optionee elects to convert the principal of $3,675,000 ($4,350,000 if the over-allotment is exercised in full) of his loan to the Company (the “Outstanding Loan”) into units, with each unit consisting of one share of Common Stock and one warrant, as set forth in the related Convertible Promissory Note, at a conversion price equal to $10.00 per unit, then the number of shares underlying the Option shall be automatically adjusted upward, with the effect that the Option will be exercisable to purchase an aggregate of 4,500,000 shares of Common Stock, at an exercise price of $0.01 per share. Giving effect to such adjustment, the options will vest in four quarterly installments of 1,125,000 shares, in accordance with the vesting schedule set forth in Section 2.

10. Notice. All notices, request, demands, waivers and communications required or permitted to be given hereunder shall be in writing and shall be delivered in person or mailed, certified or registered mail with postage prepaid, or sent by facsimile, as follows:

To Company:

Energy Infrastructure Acquisition Corp.
641 Fifth Avenue
New York, New York 10022
Attention: Marios Pantazopoulos, Chief Financial Officer
Telecopy: _______________

To Optionee:

Mr. George Sagredos
c/o Energy Infrastructure Acquisition Corp.
641 Fifth Avenue
New York, New York 10022
Telecopy: _______________

or to such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. In the case of mailing, all such notices, requests, demands, waivers and communications shall be deemed to have been received on the third business day after the date of the mailing.

11. No Restriction on the Right of the Company to Effect Corporate Changes. The Option granted hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalization, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights of holders thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

12. No Stockholder Rights. The Optionee shall have no rights as a stockholder of the Company with respect to the Underlying Shares subject to the Option until such Underlying Shares have been fully paid in accordance with this Agreement.

13. Transferability.

(a) Except as provided in paragraph (b) to this Section 13, the Option is not transferable, and may be exercised only by the Optionee. In the event of any attempt by the Optionee to transfer, assign, pledge, hypothecate or otherwise dispose of the Option or of any right hereunder, except as provided for herein, or in the event of the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, the Company may terminate the Option by notice to the Optionee and it shall thereupon become null and void.

(b) Notwithstanding paragraph (a), the Optionee may transfer or assign the Option to its assignees or designees so long as such assignees or designees agree (in writing) to be bound by the terms of this Agreement.

14. Representations By and Covenants of Optionee.

The following representations, warranties and covenants by Optionee are made as of the date of this Agreement and, unless stated otherwise herein, are also made as of each date of exercise of this Agreement.

(a) Optionee recognizes that an investment in the Company involves a high degree of risk for many reasons, including without limitation, in that (i) the Underlying Shares are highly speculative and only investors who can afford the loss of their entire investment of money should consider purchasing the Underlying Shares; (ii) as of the date of this Agreement, there is no public market for the Underlying Shares and an investor may not be able to liquidate its investment; (iii) as of the date of this Agreement, the Company has no operating history upon which to base its likelihood for success; and (iv) transferability of the Underlying Shares is extremely limited. Optionee should invest only with the expectation of losing its entire investment.

(b) The Optionee represents that it is an “accredited investor” as such term is defined in Rule 501 of Regulation D (“Reg. D”) promulgated under the Securities Act by virtue of the fact that Optionee comes within any one or more of the following categories (please initial below all as applicable).

(i) A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; a broker dealer registered pursuant to Section 15 of the Securities and Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (“ERISA”), if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000, or if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(ii) Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

(iii) Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(iv) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D;

(v) Any natural person whose individual net worth or joint net worth with that person’s spouse, at the time of his purchase, exceeds $1,000,000;

(vi) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse is in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income in the current year, or

(vii) Any entity in which all of the equity owners are accredited investors.

The Optionee acknowledges that the Company has the right to require evidence of the Optionee’s status as an accredited investor.

(c) Notwithstanding anything contained in Section 14(a), by initializing this line _____ the Optionee:

(i) represents and warrants that it is not a “U.S. Person,” as defined in Rule 902(k) of Reg. S and is not acquiring the Underlying Shares for the account or benefit of any U. S. person;

(ii) acknowledges its understanding that the offering and sale of the Underlying Shares is also intended to be exempt under the Securities Act by virtue of Reg. S;

(iii) acknowledges that the purchase of the Underlying Shares by the Optionee is not taking place within the “United States,” as defined in Rule 902(l) of Reg. S, but rather in an “offshore transaction,” as defined in Rule 902 (h) of Reg. S;

(iv) understands and acknowledges that the Underlying Shares are not registered under the Securities Act and as such the Optionee agrees to resell the Underlying Shares only in accordance with the provisions of Reg. S (subject to the other provisions hereof), pursuant to registration under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act;

(v) acknowledges that the Underlying Shares have not been registered under the laws of any other country or jurisdiction, and the Company takes no responsibility for complying with such laws; and

(vi) understands that the Company will not register any transfer of the Underlying Shares not made in accordance with Reg. S, pursuant to registration under the Securities Act or pursuant to an available exemption under the Securities Act.

(d) Optionee acknowledges that it has significant prior investment experience, including investments in non-listed and non-registered securities, or it has employed the services of an investment advisor, attorney or accountant to read all of the documents furnished or made available by the Company and to evaluate the merits and risks of such an investment on its behalf, and Optionee represents that it understands the highly speculative nature of this investment which may result in the loss of the total amount of such investment.

(e) Optionee has adequate means of providing for his current needs and possible personal contingencies, and Optionee has no need, and anticipates no need in the foreseeable future, for liquidity in his investment in the Underlying Shares. Optionee is able to bear the economic risks of this investment and, consequently, without limiting the generality of the foregoing, Optionee is able to hold the Underlying Shares an indefinite period of time and has a sufficient net worth to sustain a loss of the entire investment in the event such loss should occur. Optionee has not made an overall commitment to investments which are not readily marketable that are disproportionate to his net worth, and his investment in the Underlying Shares will not cause such overall commitment to become excessive.

(f) Optionee acknowledges and represents that Optionee is the President and Chief Operating Officer of the Company and as such has furnished with all information regarding the Company which it requested or desired to know; and that it has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the terms and conditions of this offering; and that the Company has no business plan other than effecting a business combination.

(g) Optionee acknowledges that he is not acquiring the Underlying Shares as a result of any general solicitation or advertising.

(h) Optionee acknowledges that the Company has not provided any tax advice or other information related thereto. The Optionee acknowledges that it must retain its own professional advisors to evaluate the tax and other consequences of an investment in the Underlying Shares.

(i) Optionee acknowledges that this offering of Underlying Shares has not been reviewed by the United States Securities and Exchange Commission (the “SEC”) because of the Company’s representations that this is intended to be a non-public offering pursuant to Section 3(b) or Section 4(2) of the Securities Act and Rule 506 under Reg. D and/or Rule 903 under Reg. S. The Optionee represents that the Underlying Shares are purchased for its own account, for investment and not for distribution or resale to others.

(j) Optionee understands and consents to the placement of a legend on any certificate or other document evidencing the Underlying Shares stating that they have not been registered under the Securities Act and setting forth or referring to the restrictions on transferability and sale thereof. Each certificate evidencing the Underlying Shares shall bear the legends set forth below, or legends substantially equivalent thereto, together with any other legends that may be required by federal or state securities laws at the time of the issuance of the Underlying Shares:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL (I) REGISTERED UNDER THE SECURITIES ACT OR (II) (A) THE ISSUER OF THE SHARES (THE “ISSUER”) HAS RECEIVED AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE SECURITIES ACT AND (B) THE TRANSFEREE IS ACCEPTABLE TO THE ISSUER; and

If the Optionee is not a “U.S. Person” as defined in Rule 902(k) of Reg. S, then the Underlying Shares shall also contain the following legend:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF U.S. PERSONS, UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT OR THE ISSUER OF THE SHARES (THE “ISSUER”) HAS RECEIVED AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE SECURITIES ACT. ACCORDINGLY, THE SHARES ARE BEING OFFERED AND SOLD ONLY OUTSIDE OF THE UNITED STATES IN COMPLIANCE WITH REGULATION S OF THE SECURITIES ACT; and

(k) The Optionee understands that as of the date hereof there is no market for any of the Company’s securities. The Optionee understands that even if a public market ultimately develops for the Company’s securities, Rule 144 (the “Rule”) promulgated under the Securities Act requires, among other conditions, a one year holding period prior to the resale (in limited amounts) of securities acquired in a non public offering without having to satisfy the registration requirements under the Securities Act. The Optionee understands that the Company makes no representation or warranty regarding its fulfillment in the future of any reporting requirements under the Securities Exchange Act of 1934, as amended, or its dissemination to the public of any current financial or other information concerning the Company, as is required by the Rule as one of the conditions of its availability. The Optionee consents that the Company may permit the transfer of the Underlying Shares out of its name only when its request for transfer is accompanied by an opinion of counsel reasonably satisfactory to the Company that neither the sale nor the proposed transfer results in a violation of the Securities Act or any applicable foreign securities or U.S. state “blue sky” laws (collectively “Securities Laws”). The Optionee agrees to hold the Company and its directors, officers and controlling persons and their respective heirs, representatives, successors and assigns harmless and to indemnify them against all liabilities, costs and expenses incurred by them as a result of any misrepresentation made by it contained herein or any sale or distribution by the undersigned Optionee in violation of any Securities Laws.

(l) Optionee hereby represents that the address of Optionee furnished by him in this Agreement is accurate. Optionee understands that the Company is relying on the accuracy of this representation for purposes of its compliance with applicable law or applicable Securities Laws.

(m) The Optionee hereby represents that no representations or warranties have been made to the Optionee by the Company or any agent, employee or affiliate of the Company except as set forth herein and in entering into this transaction, the Optionee is not relying on any information, other than the results of independent investigation by the Optionee.

(n) The Optionee represents and warrants that it has not retained any finder, broker, agent, or other intermediary in connection with the transactions contemplated by this Agreement and agrees to indemnify and hold harmless the Company from any liability for any compensation to any such intermediary retained by Optionee and the fees and expenses of defending against such liability or alleged liability.

(o) The Optionee recognizes and understands that the Company was incorporated on August 11, 2005 and has engaged in limited activities since its incorporation other than corporate organizational activities and has a business plan strictly limited to effecting a business combination.

(p) This Agreement has been duly executed and delivered by the Optionee and constitutes the legal, valid and binding obligation of the Optionee, enforceable in accordance with its terms.

15. NSO. It is intended that this Option shall be a non-qualified stock option and shall not constitute and incentive stock option for purposes of Section 422 of the Internal Revenue Code of 1986, as amended.

16. Compliance with Law; Registration of Shares.

(a) The Option grant provided hereunder shall be subject to all applicable laws, rules, and regulations of any applicable jurisdiction or authority or agency thereof and to such approvals by any regulatory or governmental authority or agency or securities exchange which, in the opinion of Company’s counsel, may be required or appropriate.

(b) Upon exercise of the Option into shares of Common Stock, the Company shall use its best efforts to register such shares under the Securities Act. The Company shall bear all expenses incurred in connection with the filing of any such registration statement.

(c) Notwithstanding any other provision of this Agreement, the Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock under this Agreement prior to fulfillment of all of the following conditions:

(i) Effectiveness of any registration or other qualification of such shares of the Company under any law or regulation of any applicable jurisdiction or authority or agency thereof which the Board shall, in its absolute discretion or upon the advice of counsel, deem necessary or advisable; and

(ii) Grant of any other consent, approval or permit from any applicable jurisdiction or authority or agency thereof or securities exchange which the Board shall, in its absolute discretion or upon the advice of counsel, deem necessary or advisable.

The Company shall use all reasonable efforts to obtain any consent, approval or permit described above; provided, however, that the Company shall use its best efforts to register or qualify any shares subject to this Agreement under any federal or state securities law or on any exchange.

17. Replacement of Prior Agreements. This Agreement sets forth the entire understanding of the parties with respect to the subject matter provided for herein, including, the grant of stock options and the terms thereof, and supersedes any and all existing agreements between the parties concerning such subject matter. The Optionee hereby waives any and all claims that may exist on the date this Agreement is signed, including, but not limited to, contingent claims, arising from any oral or written agreement between the parties, including, but not limited to, stock option provisions which may appear in an consultancy agreement, which relate to the grant of or the terms of stock options and all other subject matter provided for herein.

18. Headings. The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Agreement.

19. Severability. In the event that any one or more provisions of this Agreement, or any action taken pursuant to this Agreement, should, for any reason, be unenforceable or invalid in any respect under the laws of the United States, any state of the United States or any other jurisdiction, such unenforceability or invalidity shall not affect any other provision of this Agreement, but in such particular jurisdiction and instance the Agreement shall be construed as if such unenforceable or invalid provision had not been contained therein or if the action in question had not been taken thereunder.

20. Board Determinations. In the event that any question or controversy shall arise with respect to the nature, scope or extent of any one or more rights conferred by the Option, or any provision of this Agreement, the determination by the Board of Directors of the Company of the rights of the Optionee shall be conclusive, final and binding upon the Optionee and upon any other person who shall assert any right pursuant to this Option.

21. Governing Law. This Agreement and all rights hereunder shall be construed in accordance with and governed by the internal laws of the State of New York, except to the extent that the General Corporation Law of the State of Delaware is mandatorily applicable.

22. Jurisdiction; Venue. Each of the Company and the Optionee irrevocably (i) agrees that any suit, action or proceeding arising out of or relating to this Agreement may be brought in the State or Federal courts located in New York County, New York; (ii) consents to the exclusive jurisdiction of each such court in any suit, action or proceeding relating to or arising out of this Agreement; (iii) waives any objection which it may have to the laying of venue in any such suit, action or proceeding in any of such court; and (iv) agrees that service of any court paper may be made in such manner as may be provided under applicable laws or court rules governing service of process, including, without limitation, by the mailing of copies thereof by registered or certified mail, postage pre-paid, to the other party at its address set forth in Section 9 hereof, such service to become effective five (5) business days after such mailing.

23. Amendment. This Agreement may not be changed or modified except by an instrument in writing signed by both of the parties hereto.

24. Facsimile, Counterparts. This Agreement may be executed by facsimile or telecopy in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the Company and the Optionee have executed this Agreement effective as of the Grant Date specified above.

Energy Infrastructure Acquisition Corp.

By:	/s/ Marios Pantazopoulos
Name: Marios Pantazopoulos
Title: Chief Financial Officer

George Sagredos, Optionee

/s/ George Sagredos
George Sagredos

Optionee’s Name:
George Sagredos

Optionee’s Address:
c/o Energy Infrastructure Acquisition Corp.
641 Fifth Avenue
New York, New York 10022

Social Security or Taxpayer I.D. No. (if applicable):